Exhibit 99.1

 Synchronoss Technologies Confirms Receipt of Non-Binding Proposal from B. Riley Financial

BRIDGEWATER, NJ – March 13, 2023 – Synchronoss Technologies Inc.  (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a global leader and innovator in cloud, messaging, and digital products and platforms, today confirmed that on March 10, 2023 it received a non-binding proposal from B. Riley Financial, Inc. (“B. Riley”) to acquire all outstanding shares of the Company’s common stock for a price of $1.15 per share, payable in cash (the “B. Riley Proposal”).

B. Riley, together with its affiliates, owns approximately 13.9% of the Company’s outstanding common stock and is the largest holder of the Company’s common stock. B. Riley also nominated one of the Company’s directors pursuant to a pre-existing agreement with the Company.

During 2022, the Company engaged UBS Securities, LLC (“UBS”) as its financial advisor to assist in exploring and evaluating potential strategic transactions involving the Company or certain of its lines of business, all with the objective of maximizing value for the Company’s stockholders.

Consistent with its fiduciary duties and in consultation with UBS and its legal advisors, the Company’s Board of Directors will carefully review the B. Riley Proposal and other potential strategic transactions to determine the course of action that it believes will maximize value for the Company’s stockholders. However, there is no guarantee that a strategic transaction involving B. Riley or any other party will be completed.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Synchronoss intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s beliefs and expectations regarding future events or conditions including, without limitation, statements about the B. Riley Proposal and the Company’s strategic alternatives. Although Synchronoss believes that the plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The forward-looking information disclosed herein is based on assumptions and estimates that, while considered reasonable by Synchronoss as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Synchronoss, and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements Other important factors that could affect the outcome of the events set forth in these statements are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. The information in this release is provided only as of the date of this release, and Synchronoss undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

About Synchronoss

Synchronoss Technologies (Nasdaq: SNCR) builds software that empowers companies around the world to connect with their subscribers in trusted and meaningful ways. The company’s collection of products helps streamline networks, simplify onboarding, and engage subscribers to unleash new revenue streams, reduce costs and increase speed to market. Hundreds of millions of subscribers trust Synchronoss products to stay in sync with the people, services, and content they love. Learn more at www.synchronoss.com.

Media Relations Contact:

Domenick Cilea

Springboard

dcilea@springboardpr.com

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Group, Inc.

SNCR@gatewayir.com